Exhibit 107.1

Calculation of Filing Fee Tables

Form S-4

(Form Type)

Achari Ventures Holdings Corp. I

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title(1)	Fee Calculation or Carry Forward Rule	Amount Registered(2)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	Equity	New Vaso Class A Common Stock, par value $0.0001 per share(3)	Other(4)	17,600,000	–	$48,212,807	0.0001476	$7,117
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A
Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A
	Total Offering Amounts					$48,212,807		$7,117
	Total Fees Previously Paid							$0
	Total Fee Offsets							$0
	Net Fee Due							$7,117

(1)	In connection with the business combination (the “Business Combination”) with Vaso Corporation (“Vaso”) described in the joint proxy statement/prospectus forming part of this registration statement, the registrant, Achari Ventures Holdings Corp. I, a Delaware corporation, intends to change its name to Vaso Holding Corporation (“New Vaso”).

(2)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(3)	The number of shares of Class A common stock, par value $0.0001 per share of New Vaso (the “New Vaso Class A Common Stock”), being registered includes 17,600,000 shares of New Vaso Class A Common Stock estimated to be issued to Vaso’s equity holders in connection with the Business Combination.

(4)	Calculated in accordance with Rule 457(f)(1) and Rule 457 (c) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee based on the average of the high and low prices for shares of Vaso Corporation common stock as reported on the OTCQX on January 3, 2024 ($0.275 per share), multiplied by the estimated maximum number of shares (175,319,296) that may be exchanged or converted for the securities being registered.